SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT is entered into as of May 13, 2002, by and among Astec Industries, Inc., a Tennessee corporation ("Astec"), Astec Financial Services, Inc., a Tennessee corporation ("AFS"; each of AFS and Astec being a "Borrower" and collectively constituting the "Borrowers"), the other Credit Parties (as defined below and together with the Borrowers, the "Grantors") and Bank One, NA, a national banking association having its principal office in Chicago, Illinois, in its capacity as collateral agent (the "Collateral Agent").

PRELIMINARY STATEMENTS

The Borrowers, the Agent and the Lenders have entered into a Credit Agreement, dated as of September 10, 2001 (as it has been or may be amended or modified from time to time, the "Credit Agreement").

The Borrowers and the Purchasers have entered into separate Note Purchase Agreements, dated as of September 10, 2001 (as such agreements have been or may be amended or modified from time to time, the "Note Purchase Agreements").

The Borrowers and the other Credit Parties are entering into this Security Agreement (as it may be amended or modified from time to time, the "Security Agreement") in order to comply with the terms of the Credit Agreement and the Note Purchase Agreements and to induce the Lenders and the Purchasers to continue to extend credit to the Borrowers under the Credit Agreement and the Note Purchase Agreements, respectively. A Trigger Date (as defined in the Credit Agreement and the Note Purchase Agreements) has occurred.

ACCORDINGLY, the Grantors and the Collateral Agent hereby agree as follows:

  DEFINITIONS

1.1 Terms Defined in Pledge Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in that certain Pledge Agreement, dated as of September 10, 2001 (the "Pledge Agreement"), by and between Astec and the Collateral Agent (but not the meanings assigned to such terms in any other agreement (including the Note Purchase Agreements and the Credit Agreement) referred to in the Pledge Agreement). All capitalized terms used herein and defined by reference to a third party agreement such as the Credit Agreement or the Note Purchase Agreements shall have the meanings given such terms in such third party agreements as in effect on the date hereof.

1.2 Terms Defined in Illinois Uniform Commercial Code. Terms defined in the Illinois UCC which are not otherwise defined in this Security Agreement are used herein as defined in the Illinois UCC.

1.3 Definitions of Certain Terms Used Herein. As used in this Security Agreement, in addition to the terms defined in the Preamble and the Preliminary Statements, the following terms shall have the following meanings:

"Accounts" shall have the meaning set forth in Article 9 of the Illinois UCC.

"Article" means a numbered article of this Security Agreement, unless another document is specifically referenced.

"Chattel Paper" shall have the meaning set forth in Article 9 of the Illinois UCC.

"Collateral" means all Accounts, Chattel Paper, Commercial Tort Claims, Documents, Equipment, Fixtures, General Intangibles, Instruments, Inventory, Investment Property (other than Investment Property pledged pursuant to the Pledge Agreement), Pledged Deposits, and Other Collateral, wherever located, in which each Grantor now has or hereafter acquires any right or interest, and the proceeds, insurance proceeds and products thereof, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto.

"Collateral Documents" means this Security Agreement, the Pledge Agreement and any other agreement delivered pursuant to Section 6.28 or Section 6.30 of the Credit Agreement or Section 9.7 or Section 10.13 of the Note Purchase Agreements.

"Commercial Tort Claims" means those certain currently existing commercial tort claims of the Borrower as set forth on Schedule 1.3(a) hereto.

"Control" shall have the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the Illinois UCC.

"Credit Party" means Astec, AFS and each Subsidiary of Astec and AFS.

"Default" means an event described in Section 5.1.

"Deposit Accounts" shall have the meaning set forth in Article 9 of the Illinois UCC.

"Documents" shall have the meaning set forth in Article 9 of the Illinois UCC.

"Equipment" shall have the meaning set forth in Article 9 of the Illinois UCC.

"Exhibit" refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.

"Fixtures" shall have the meaning set forth in Article 9 of the Illinois UCC.

"General Intangibles" shall have the meaning set forth in Article 9 of the Illinois UCC.

"Illinois UCC" means the Illinois Uniform Commercial Code as in effect from time to time.

"Instruments" shall have the meaning set forth in Article 9 of the Illinois UCC.

"Intercreditor Agreement" means that certain Intercreditor and Collateral Agency Agreement, dated as of September 10, 2001, by and among the Collateral Agent, the Agent, the Lenders and the Purchasers and acknowledged by the Borrowers, as such agreement may be amended, restated or otherwise modified from time to time.

"Inventory" shall have the meaning set forth in Article 9 of the Illinois UCC.

"Investment Property" shall have the meaning set forth in Article 9 of the Illinois UCC.

"Lien" means any security interest, mortgage, pledge, lien, encumbrance, title retention agreement or lessor's interest, in, of or on any of the Collateral.

"Other Collateral" means any property of each Grantor, other than real estate, not included within the defined terms Accounts, Chattel Paper, Commercial Tort Claims, Documents, Equipment, Fixtures, General Intangibles, Instruments, Inventory, Investment Property and Pledged Deposits, including, without limitation, all cash on hand, letter-of-credit rights, letters of credit (but not including Facility Letters of Credit (as defined in the Credit Agreement) or the related letter of credit rights).

"Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

"Pledged Deposits" means all time deposits of money (other than Deposit Accounts and Instruments), whether or not evidenced by certificates, which the Borrower may from time to time designate as pledged to the Collateral Agent or to any Lender as security for any Secured Obligation, and all rights to receive interest on said deposits.

"Receivables" means the Accounts, Chattel Paper, Documents, Investment Property, Instruments or Pledged Deposits, and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.

"Required Credit Secured Parties" means (a) prior to an acceleration of the obligations under the Credit Agreement, the Required Lenders (as defined in the Credit Agreement), and (b) after an acceleration of the obligations under the Credit Agreement, Lenders holding in the aggregate at least 67% of the total of (i) the unpaid principal amount of outstanding Advances (as defined in the Credit Agreement), (ii) Reimbursement Obligations (as defined in the Credit Agreement) and (iii) the aggregate net early termination payments then due and unpaid from the Borrower to the Lenders under Rate Hedging Agreements (as defined in the Credit Agreement) entered into in connection with the Credit Agreement, as determined by the Agent in its reasonable discretion.

"Required Note Secured Parties" means, at any time, the holders of at least 51% in principal amount of the Senior Notes at the time outstanding (exclusive of Senior Notes then owned by the Borrowers or any of their Affiliates).

"Section" means a numbered section of this Security Agreement, unless another document is specifically referenced.

"Secured Obligations" means, collectively, (a) the Secured Obligations (as such term is defined in the Credit Agreement), (b) the Note Obligations, and (c) all obligations of any Credit Party under any Collateral Document.

"Secured Parties" means the Lenders, the Purchasers, the Agent, and the Collateral Agent.

"Security" has the meaning set forth in Article 8 of the Illinois UCC.

"Security Default" means a Default.

"Trigger Date" shall mean and include "Trigger Date" as such term is defined in the Credit Agreement or the Note Purchase Agreements.

"Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II

GRANT OF SECURITY INTEREST

The Grantors hereby pledge, assign and grant to the Collateral Agent, on behalf of and for the ratable benefit of the Secured Parties and (to the extent specifically provided herein) their Affiliates, a security interest in all of each Grantor's right, title and interest in and to the Collateral to secure the prompt and complete payment and performance of the Secured Obligations.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each Grantor represents and warrants to the Collateral Agent as of the date hereof and as of the date of each subsequent Credit Extension Date (as defined in the Credit Agreement) that:

3.1 Title, Authorization, Validity and Enforceability. Each Grantor has good and valid rights in or the power to transfer the Collateral and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Liens permitted under Section 4.1.6, and has full power and authority to grant to the Collateral Agent the security interest in such Collateral pursuant hereto. The execution and delivery by each Grantor of this Security Agreement has been duly authorized by proper corporate proceedings, and this Security Agreement constitutes a legal, valid and binding obligation of each Grantor and creates a security interest which is enforceable against Grantor in all now owned and hereafter acquired Collateral. When financing statements have been filed in the appropriate offices against each Grantor in the locations listed on Exhibit F, the Collateral Agent will have a fully perfected first priority security interest in that Collateral in which a security interest may be perfected by filing, subject only to Liens permitted under Section 4.1.6.

3.2 Conflicting Laws and Contracts. Neither the execution and delivery by each Grantor of this Security Agreement, the creation and perfection of the security interest in the Collateral granted hereunder, nor compliance with the terms and provisions hereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on any Grantor or any Borrower or any Credit Party's articles or certificate of incorporation or by-laws, the provisions of any indenture, instrument or agreement to which any Grantor is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien pursuant to the terms of any such indenture, instrument or agreement (other than any Lien of the Collateral Agent on behalf of the Secured Parties).

3.3 Type and Jurisdiction of Organization. Each Grantor is an entity organized under the laws of the jurisdiction set forth opposite each Grantor's name on Exhibit A hereto.

3.4 Principal Location. Each Grantor's mailing address and the location of its respective place of business (if it has only one) or its chief executive office (if it has more than one place of business), is disclosed in Exhibit A; as of the date hereof, each Grantor has no other places of business except those set forth in Exhibit A.

3.5 Property Locations. The Inventory, Equipment and Fixtures are located solely at the locations described in Exhibit A. All of said locations are owned by the applicable Grantor except for locations (i) which are leased by the applicable Grantor as lessee and designated in Part B of Exhibit A and (ii) at which Inventory is held in a public warehouse or is otherwise held by a bailee or on consignment as designated in Part C of Exhibit A, with respect to which Inventory the applicable Grantor has delivered bailment agreements, warehouse receipts, financing statements or other documents satisfactory to the Collateral Agent to protect the Secured Parties' security interest in such Inventory.

3.6 No Other Names. In the five year period prior to the date hereof, no Grantor has conducted business under any name except the name in which each such party has executed this Security Agreement, which is the exact name as it appears in such party's organizational documents, as amended, as filed with such party's jurisdiction of organization.

3.7 No Default. No Default or Unmatured Default exists.

3.8 Accounts and Chattel Paper. The names of the obligors, amounts owing, due dates and other information with respect to the Accounts and Chattel Paper are and will be correctly stated in all records of the applicable Grantor relating thereto and in all invoices and reports with respect thereto furnished to the Collateral Agent by the Grantors from time to time. As of the time when each Account or each item of Chattel Paper arises, the applicable Grantor shall be deemed to have represented and warranted that such Account or Chattel Paper, as the case may be, and all records relating thereto, are genuine and in all respects what they purport to be.

3.9 Filing Requirements. None of the Equipment is covered by any certificate of title, except for the vehicles described in Part A of Exhibit B. None of the Collateral is of a type for which security interests or liens may be perfected by filing under any federal statute except for (i) the vehicles described in Part B of Exhibit B and (ii) patents, trademarks and copyrights held by the Borrower and described in Part C of Exhibit B. The legal description, county and street address of the property on which any Fixtures are located is set forth in Exhibit C together with the name and address of the record owner of each such property.

3.10 No Financing Statements. No financing statement describing all or any portion of the Collateral which has not lapsed or been terminated naming any Grantor as debtor has been filed in any jurisdiction except (i) financing statements naming the Collateral Agent on behalf of the Secured Parties as the secured party, (ii) as described in Exhibit D and (iii) as permitted by Section 4.1.6.

3.11 Federal Employer Identification Number. The Federal employer identification number of each Grantor is set forth opposite each such Person's name on Exhibit A hereto.

3.12 State Organization Number. If any Grantor is a registered organization (as defined in the Illinois UCC), such Person's organization number is set forth opposite each such Person's name on Exhibit A hereto.

ARTICLE IV

COVENANTS

From the date of this Security Agreement, and thereafter until this Security Agreement is terminated:

4.1 General.

4.1.1 Inspection. Each Grantor will permit the Collateral Agent, by its representatives and agents (i) to inspect the Collateral, (ii) to examine and make copies of the records of the applicable Grantor relating to the Collateral and (iii) to discuss the Collateral and the related records of the applicable Grantor with, and to be advised as to the same by, the applicable Grantor's officers and employees (and, in the case of any Receivable, with any person or entity which is or may be obligated thereon), all at such reasonable times and intervals as the Collateral Agent may determine, and all at the applicable Grantor's expense.

4.1.2 Taxes. Each Grantor will pay when due all taxes, assessments and governmental charges and levies upon the Collateral, except those which are being contested in good faith by appropriate proceedings and with respect to which no Lien exists.

4.1.3 Records and Reports; Notification of Default. Each Grantor will maintain complete and accurate books and records with respect to the Collateral, and furnish to the Collateral Agent, with sufficient copies for each of the Lenders and Purchasers, such reports relating to the Collateral as the Collateral Agent shall from time to time request. The Borrower will give prompt notice in writing to the Collateral Agent, the Agent and the Purchasers of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which might materially and adversely affect the Collateral.

4.1.4 Financing Statements and Other Actions; Defense of Title. Each Grantor hereby authorizes the Collateral Agent to file, and if requested will execute and deliver to the Collateral Agent, all financing statements and other documents and take such other actions as may from time to time be requested by the Collateral Agent in order to maintain a first perfected security interest in and, if applicable, Control of, the Collateral. Each Grantor will take any and all actions necessary to defend title to the Collateral against all persons and to defend the security interest of the Collateral Agent in the Collateral and the priority thereof against any Lien not expressly permitted hereunder.

4.1.5 Disposition of Collateral. No Grantor will sell, lease or otherwise dispose of the Collateral except (i) prior to the occurrence of a Default or Unmatured Default, dispositions specifically permitted pursuant to Section 6.13 and Section 6.14 of the Credit Agreement and Section 10.10 of the Note Purchase Agreements, (ii) until such time following the occurrence of a Default as the Borrower receives a notice from the Collateral Agent instructing the applicable Grantor to cease such transactions, sales or leases of Inventory in the ordinary course of business, (iii) until such time as the applicable Grantor receives a notice from the Collateral Agent pursuant to Article VII, proceeds of Inventory and Accounts collected in the ordinary course of business and (iv) if a Default or Unmatured Default has occurred, until such time as AFS receives a notice from the Collateral Agent instructing it to cease such transactions, sales of Receivables which are both (a) originated by AFS in the ordinary course of its business and (b) permitted under Section 6.13 and Section 6.14 of the Credit Agreement and Section 10.10 of the Note Purchase Agreements; it being understood that no disposition of Collateral under this Section 4.1.5 shall be permitted that would violate Section 6.13 or Section 6.14 of the Credit Agreement or Section 10.10 of the Note Purchase Agreements unless such disposition has been consented to by the Lenders or the Purchasers, as applicable, pursuant to the terms of the applicable agreement. Upon the sale of Receivables by AFS as permitted by either clause (i) or clause (iv) of this Section 4.1.5, the Collateral Agent's Lien on such Receivables shall automatically terminate, but the Collateral Agent's Lien on the proceeds of such sale shall continue.

4.1.6 Liens. No Grantor will create, incur, or suffer to exist any Lien on the Collateral except (i) the security interest created by this Security Agreement, (ii) existing Liens described in Exhibit D and (iii) other Liens permitted pursuant to Section 6.18 of the Credit Agreement and Section 10.8 of the Note Purchase Agreements.

4.1.7 Change in Corporate Existence, Type or Jurisdiction of Organization, Location, Name. Each Grantor will:

  preserve its existence as a corporation and not, in one transaction or a series of related transactions, merge into or consolidate with any other entity, or sell all or substantially all of its assets;

  not change its state of organization;

  not maintain its place of business (if it has only one) or its chief executive office (if it has more than one place of business) at a location other than a location specified on Exhibit A; and

  not (i) have any Inventory, Equipment or Fixtures or proceeds or products thereof (other than Inventory and proceeds thereof disposed of as permitted by Section 4.1.5) at a location other than a location specified in Exhibit A, (ii) change its name or taxpayer identification number or (iii) change its mailing address, unless the applicable Grantor shall have given the Collateral Agent not less than 30 days' prior written notice of such event or occurrence and the Collateral Agent shall have either (x) determined that such event or occurrence will not adversely affect the validity, perfection or priority of the Collateral Agent's security interest in the Collateral, or (y) taken such steps (with the cooperation of the applicable Grantor to the extent necessary or advisable) as are necessary or advisable to properly maintain the validity, perfection and priority of the Collateral Agent's security interest in the Collateral.

4.1.8 Other Financing Statements. No Grantor will sign or authorize the signing on its behalf or the filing of any financing statement naming it as debtor covering all or any portion of the Collateral, except as permitted by Section 4.1.6.

4.2 Receivables.

4.2.1 Certain Agreements on Receivables. No Grantor will make or agree to make any discount, credit, rebate or other reduction in the original amount owing on a Receivable or accept in satisfaction of a Receivable less than the original amount thereof, except that a Grantor may reduce the amount of Accounts arising from the sale of Inventory, Chattel Paper or Instruments in accordance with its present policies and in the ordinary course of business.

4.2.2 Collection of Receivables. Except as otherwise provided in this Security Agreement, each Grantor will collect and enforce, at such Grantor's sole expense, all amounts due or hereafter due to such Grantor under the Receivables.

4.2.3 Delivery of Invoices. Each Grantor will deliver to the Collateral Agent immediately upon its request after the occurrence of a Default duplicate invoices with respect to each Account bearing such language of assignment as the Collateral Agent shall specify.

4.2.4 Disclosure of Counterclaims on Receivables. If (i) any discount, credit or agreement to make a rebate or to otherwise reduce the amount owing on a Receivable exists or (ii) if, to the knowledge of the applicable Grantor, any dispute, setoff, claim, counterclaim or defense exists or has been asserted or threatened with respect to a Receivable, the applicable Grantor will disclose such fact to the Collateral Agent in writing in connection with the inspection by the Collateral Agent of any record of the applicable Grantor relating to such Receivable and in connection with any invoice or report furnished by the applicable Grantor to the Collateral Agent relating to such Receivable.

4.3 Inventory and Equipment.

4.3.1 Maintenance of Goods. Each Grantor will do all things necessary to maintain, preserve, protect and keep the Inventory and the Equipment in good repair and working and saleable condition.

4.3.2 Insurance. Each Grantor will (i) maintain fire and extended coverage insurance on the Inventory and Equipment containing a lender's loss payable clause in favor of the Collateral Agent, on behalf of the Secured Parties and providing that said insurance will not be terminated except after at least 30 days' written notice from the insurance company to the Collateral Agent, (ii) maintain such other insurance on the Collateral for the benefit of the Collateral Agent as the Collateral Agent shall from time to time request, (iii) furnish to the Collateral Agent upon the request of the Collateral Agent from time to time the originals of all policies of insurance on the Collateral and certificates with respect to such insurance and (iv) maintain general liability insurance naming the Collateral Agent, on behalf of the Lenders, Purchasers and Agent, as an additional insured.

4.3.3 Titled Vehicles. After a Default, each Grantor will give the Collateral Agent notice of its acquisition of any vehicle covered by a certificate of title and, upon the request of the Collateral Agent after a Default, deliver to the Collateral Agent the original of any vehicle title certificate and do all things necessary to have the Lien of the Collateral Agent noted on any such certificate.

4.4 Instruments, Chattel Paper, Documents and Pledged Deposits. Each Grantor will upon the Collateral Agent's request, after the occurrence and during the continuance of a Default, deliver to the Collateral Agent (and thereafter hold in trust for the Collateral Agent upon receipt and immediately deliver to the Collateral Agent) any Chattel Paper, Instrument or Document evidencing or constituting Collateral and upon the designation of any Pledged Deposits (as set forth in the definition thereof), deliver to the Collateral Agent such Pledged Deposits which are evidenced by certificates included in the Collateral endorsed in blank, marked with such legends and assigned as the Collateral Agent shall specify.

4.5 Pledged Deposits. No Grantor will withdraw all or any portion of any Pledged Deposit or fail to rollover said Pledged Deposit without the prior written consent of the Collateral Agent.

4.6 Deposit Accounts. Upon the Collateral Agent's request after the occurrence and during the continuance of a Default, each Grantor will deliver to each bank or other financial institution in which it maintains a Deposit Account a letter, in form and substance acceptable to the Collateral Agent, transferring ownership of the Deposit Account to the Collateral Agent or transferring dominion and control over such Deposit Account to the Collateral Agent until such time as no Default exists.

4.7 Letter-of-Credit Rights. Each Grantor will upon the Collateral Agent's request, cause each issuer of a letter of credit (except Facility Letters of Credit), to consent to the assignment of proceeds of the letter of credit in order to give the Collateral Agent Control of the letter-of-credit rights to such letter of credit.

4.8 Federal, State or Municipal Claims. Each Grantor will notify the Collateral Agent of any Collateral which constitutes a claim against the United States government or any state or local government or any instrumentality or agency thereof, the assignment of which claim is restricted by federal, state or municipal law.

ARTICLE V

DEFAULT

5.1 Defaults. The occurrence of any one or more of the following events shall constitute a Default:

5.1.1 Any representation or warranty made by or on behalf of any Grantor under or in connection with this Security Agreement shall be materially false as of the date on which made.

5.1.2 The breach by any Grantor of Section 4.1.1, 4.1.4, 4.1.5, 4.1.6, 4.1.7, 4.1.8, 4.2.1, or 4.5, or any of the terms or provisions of Article VII.

5.1.3 The breach by any Grantor (other than a breach which constitutes a Default under Section 5.1.1 or 5.1.2) of any of the terms or provisions of this Security Agreement which is not remedied within 10 days after the giving of written notice to such Grantor by the Collateral Agent.

5.1.4 Any material portion of the Collateral shall be transferred or otherwise disposed of, either voluntarily or involuntarily, in any manner not permitted by Section 4.1.5 or 8.7 or shall be lost, stolen, damaged or destroyed.

5.1.5 The occurrence of any "Default" under, and as defined in, the Credit Agreement or any "Event of Default" under, and as defined in, the Note Purchase Agreements.

5.2 Acceleration and Remedies. If any Default occurs, then, upon the election of the Collateral Agent, the Collateral Agent may exercise any or all of the following rights and remedies:

5.2.1 Those rights and remedies provided in this Security Agreement, the Credit Agreement, the Pledge Agreement or any other Collateral Document, provided that this Section 5.2.1 shall not be understood to limit any rights or remedies available to any Secured Party prior to a Default.

5.2.2 Those rights and remedies available to a secured party under the Illinois UCC (whether or not the Illinois UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank's right of setoff or bankers' lien) when a debtor is in default under a security agreement.

5.2.3 Without notice except as specifically provided in Section 8.1 or elsewhere herein, sell, lease, assign, grant an option or options to purchase or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable.

The Collateral Agent, on behalf of the Secured Parties, may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

5.3 Debtors' Obligations Upon Default. Upon the request of the Collateral Agent after the occurrence of a Default, each Grantor will:

5.3.1 Assembly of Collateral. Assemble and make available to the Collateral Agent the Collateral and all records relating thereto at any place or places specified by the Collateral Agent.

5.3.2 Secured Party Access. Permit the Collateral Agent, by the Collateral Agent's representatives and agents, to enter any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral and to remove all or any part of the Collateral.

5.4 License. The Collateral Agent is hereby granted a license or other right to use following the occurrence and during the continuance of a Default, without charge, each Grantor's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, customer lists and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral, and, following the occurrence and during the continuance of a Default, each Grantor's rights under all licenses and all franchise agreements shall inure to the Collateral Agent's benefit. In addition, each Grantor hereby irrevocably agrees that the Collateral Agent may, following the occurrence and during the continuance of a Default, sell any of such Grantor's Inventory directly to any person, including without limitation persons who have previously purchased such Grantor's Inventory from such Grantor and in connection with any such sale or other enforcement of the Collateral Agent's rights under this Security Agreement, may sell Inventory which bears any trademark owned by or licensed to such Grantor and any Inventory that is covered by any copyright owned by or licensed to such Grantor and the Collateral Agent may finish any work in process and affix any trademark owned by or licensed to such Grantor and sell such Inventory as provided herein.

ARTICLE VI

WAIVERS, AMENDMENTS AND REMEDIES

No delay or omission of the Collateral Agent to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude other or further exercise thereof or the exercise of any other right or remedy, and no waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by the Collateral Agent, with the consent of the Required Credit Secured Parties (or including, if and to the extent required by the Credit Agreement, all the Lenders) and the Required Note Secured Parties, and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to the Collateral Agent until all of the Secured Obligations have been paid in full.

ARTICLE VII

PROCEEDS; COLLECTION OF RECEIVABLES

7.1 Lockboxes. Upon request of the Collateral Agent, each Grantor shall execute and deliver to the Collateral Agent irrevocable lockbox agreements in the form provided by or otherwise acceptable to the Collateral Agent, which agreements shall be accompanied by an acknowledgment by the bank where the lockbox is located of the Lien of the Collateral Agent granted hereunder and of irrevocable instructions to wire all amounts collected therein to a special collateral account at the Collateral Agent. In such event the applicable Grantor shall, and shall permit the Collateral Agent to, direct the account debtors or obligors under the Receivables to make payment of all amounts then or thereafter due under the Receivables directly to such a lockbox.

7.2 Collection of Receivables. The Collateral Agent may at any time after the occurrence of a Default, by giving a Grantor written notice, elect to require that the Receivables be paid directly to the Collateral Agent for the benefit of the Secured Parties. In such event, the applicable Grantor shall, and shall permit the Collateral Agent to, promptly notify the account debtors or obligors under the Receivables of the Secured Parties' interest therein and direct such account debtors or obligors to make payment of all amounts then or thereafter due under the Receivables directly to the Collateral Agent. Upon receipt of any such notice from the Collateral Agent, the applicable Grantor shall thereafter hold in trust for the Collateral Agent, on behalf of the Secured Parties, all amounts and proceeds received by it with respect to the Receivables and Other Collateral and immediately and at all times thereafter deliver to the Collateral Agent all such amounts and proceeds in the same form as so received, whether by cash, check, draft or otherwise, with any necessary endorsements. The Collateral Agent shall hold and apply funds so received as provided by the terms of Section 7.3.

7.3 Application of Proceeds. The proceeds of the Collateral, including but not limited to amounts or items deposited in Deposit Accounts, lockboxes, blocked accounts or other similar arrangements, shall be applied by the Agent to payment of the Secured Obligations in the order specified in Section 3a. of the Intercreditor Agreement unless a court of competent jurisdiction shall otherwise direct.

ARTICLE VIII

GENERAL PROVISIONS

8.1 Notice of Disposition of Collateral; Condition of Collateral. Each Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the applicable Grantor, addressed as set forth in Article IX, at least ten days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made. The Collateral Agent shall have no obligation to clean up or otherwise prepare the Collateral for sale.

8.2 Compromises and Collection of Collateral. Each Grantor and the Collateral Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, the Borrower agrees that the Collateral Agent may at any time and from time to time, if a Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Collateral Agent in its sole discretion shall determine or abandon any Receivable, and any such action by the Collateral Agent shall be commercially reasonable so long as the Collateral Agent acts in good faith based on information known to it at the time it takes any such action.

8.3 Secured Party Performance of Debtor Obligations. Without having any obligation to do so, the Collateral Agent may perform or pay any obligation which each Grantor has agreed to perform or pay in this Security Agreement and each Grantor shall reimburse the Collateral Agent for any amounts paid by the Collateral Agent pursuant to this Section 8.3. Each Grantor's obligation to reimburse the Collateral Agent pursuant to the preceding sentence shall be a Secured Obligation payable on demand.

8.4 Authorization for Secured Party to Take Certain Action. Each Grantor irrevocably authorizes the Collateral Agent at any time and from time to time in the sole discretion of the Collateral Agent and appoints the Collateral Agent as its attorney in fact (i) to execute on behalf of each Grantor as debtor and to file financing statements necessary or desirable in the Collateral Agent's sole discretion to perfect and to maintain the perfection and priority of the Collateral Agent's security interest in the Collateral, (ii) to indorse and collect any cash proceeds of the Collateral, (iii) to file a carbon, photographic or other reproduction of this Security Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the Collateral Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Collateral Agent's security interest in the Collateral, (iv) to contact and enter into one or more agreements with the issuers of uncertificated securities which are Collateral and which are Securities or with financial intermediaries holding other Investment Property as may be necessary or advisable to give the Collateral Agent Control over such Securities or other Investment Property, (v) subject to the terms of Section 4.1.5, to enforce payment of the Receivables in the name of the Collateral Agent or the applicable Grantor, (vi) to apply the proceeds of any Collateral received by the Collateral Agent to the Secured Obligations as provided in Article VII and (vii) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are specifically permitted hereunder), and each Grantor agrees to reimburse the Collateral Agent on demand for any payment made or any expense incurred by the Collateral Agent in connection therewith, provided that this authorization shall not relieve any Grantor of any of its obligations under this Security Agreement.

8.5 Specific Performance of Certain Covenants. Each Grantor acknowledges and agrees that a breach of any of the covenants contained in Sections 4.1.5, 4.1.6, 4.4, 5.3, or 8.7 or in Article VII will cause irreparable injury to the Secured Parties, that the Secured Parties have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Secured Parties to seek and obtain specific performance of other obligations of the Grantors contained in this Security Agreement, that the covenants of the Grantors contained in the Sections referred to in this Section 8.5 shall be specifically enforceable against the Grantors.

8.6 Use and Possession of Certain Premises. Upon the occurrence of a Default, the Collateral Agent shall be entitled to occupy and use any premises owned or leased by any Grantor where any of the Collateral or any records relating to the Collateral are located until the Secured Obligations are paid or the Collateral is removed therefrom, whichever first occurs, without any obligation to pay such Grantor for such use and occupancy.

8.7 Dispositions Not Authorized. No Grantor is authorized to sell or otherwise dispose of the Collateral except as set forth in Section 4.1.5 and notwithstanding any course of dealing between any Grantor and the Collateral Agent or other conduct of the Collateral Agent, no authorization to sell or otherwise dispose of the Collateral (except as set forth in Section 4.1.5) shall be binding upon the Collateral Agent or the Secured Parties unless such authorization is in writing signed by the Collateral Agent with the consent or at the direction of the Required Credit Secured Parties and the Required Note Secured Parties.

8.8 Benefit of Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of the Grantors, the Collateral Agent, the Lenders, the Purchasers, the Agent and their respective successors and assigns (including all persons who become bound as a debtor to this Security Agreement), except that no Grantor shall have the right to assign its rights or delegate its obligations under this Security Agreement or any interest herein, without the prior written consent of the Collateral Agent.

8.9 Survival of Representations. All representations and warranties of the Grantors contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.

8.10 Taxes and Expenses. Any taxes (including income taxes) payable or ruled payable by Federal or State authority in respect of this Security Agreement shall be paid by the Borrower, together with interest and penalties, if any. The Grantors shall reimburse the Collateral Agent for any and all out-of-pocket expenses and internal charges (including reasonable attorneys', auditors' and accountants' fees and reasonable time charges of attorneys, paralegals, auditors and accountants who may be employees of the Collateral Agent) paid or incurred by the Collateral Agent in connection with the preparation, execution, delivery, administration, collection and enforcement of this Security Agreement and in the audit, analysis, administration, collection, preservation or sale of the Collateral (including the expenses and charges associated with any periodic or special audit of the Collateral). Any and all costs and expenses incurred by any Grantor in the performance of actions required pursuant to the terms hereof shall be borne solely by such Grantor.

8.11 Headings. The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

8.12 Termination. This Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Secured Obligations outstanding) until (i) the Credit Agreement has terminated pursuant to its express terms, (ii) the Note Purchase Agreements have terminated pursuant to their express terms and (iii) all of the Secured Obligations have been indefeasibly paid and performed in full and no commitments of the Collateral Agent, Agent, Purchasers or the Lenders which could give rise to any Secured Obligations are outstanding.

8.13 Entire Agreement. This Security Agreement embodies the entire agreement and understanding between the Grantors and the Collateral Agent relating to the Collateral and supersedes all prior agreements and understandings between the Grantors and the Collateral Agent relating to the Collateral.

8.14 CHOICE OF LAW. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

8.15 Distribution of Reports. Each Grantor authorizes the Collateral Agent, as the Collateral Agent may elect in its sole discretion, to discuss with and furnish to its affiliates and to the other Secured Parties or to any other person or entity having an interest in the Secured Obligations (whether as a guarantor, pledgor of collateral, participant or otherwise) all financial statements, audit reports and other information pertaining to the Grantors and their Subsidiaries whether such information was provided by the Grantors or prepared or obtained by the Collateral Agent. Neither the Collateral Agent nor any of its employees, officers, directors or agents makes any representation or warranty regarding any audit reports or other analyses of the Grantors' and their Subsidiaries' condition which the Collateral Agent may in its sole discretion prepare and elect to distribute, nor shall the Agent or any of its employees, officers, directors or agents be liable to any person or entity receiving a copy of such reports or analyses for any inaccuracy or omission contained in or relating thereto.

8.16 Indemnity. Each Grantor hereby agrees to indemnify the Collateral Agent and the other Secured Parties, and their respective successors, assigns, agents and employees, from and against any and all liabilities, damages, penalties, suits, costs, and expenses of any kind and nature (including, without limitation, all expenses of litigation or preparation therefor whether or not the Collateral Agent or any other Secured Party is a party thereto) imposed on, incurred by or asserted against the Collateral Agent or any other Secured Party, or their respective successors, assigns, agents and employees, in any way relating to or arising out of this Security Agreement, or the manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any Collateral (including, without limitation, latent and other defects, whether or not discoverable by the Collateral Agent or any other Secured Party or any Grantor, and any claim for patent, trademark or copyright infringement).

8.17 Release. If the Leverage Ratio (as defined in the Credit Agreement and the Note Purchase Agreements) is less than 3.00:1.0 as of the end of two consecutive fiscal quarters following a Trigger Date, and no Default or Unmatured Default has occurred and is continuing, then upon the request of the Agent, the Collateral Agent shall terminate the security interest of the Collateral Agent in the Collateral and, except with respect to Section 8.10 and Section 8.16 hereof, this Security Agreement shall no longer be in effect.

ARTICLE IX

NOTICES

9.1 Sending Notices. Any notice required or permitted to be given under this Security Agreement shall be sent (and deemed received) in the manner and to the addresses set forth in Section 13.1of the Credit Agreement and Section 18 of the Note Purchase Agreements when deposited in the United States mail, postage prepaid or by telegraph or telex when delivered to the appropriate office for transmission, charges prepaid, addressed to the applicable Grantor at the address set forth opposite such Grantor's name on Exhibit A hereto or to the Collateral Agent at the address set forth in the Credit Agreement.

9.2 Change in Address for Notices. Each of the Grantors and the Collateral Agent may change the address for service of notice upon it by a notice in writing to the other parties.

ARTICLE X

THE COLLATERAL AGENT

Bank One, NA has been appointed Collateral Agent for the Lenders hereunder pursuant to the Intercreditor Agreement. It is expressly understood and agreed by the parties to this Security Agreement that any authority conferred upon the Collateral Agent hereunder is subject to the terms of the delegation of authority made by the other Secured Parties to the Collateral Agent pursuant to the Intercreditor Agreement (including, without limitation, pursuant to Sections 1 and 2 of the Intercreditor Agreement), and that the Collateral Agent has agreed to act (and any successor Collateral Agent shall act) as such hereunder only on the express conditions contained in such Intercreditor Agreement. Any successor Collateral Agent appointed pursuant to the Intercreditor Agreement shall be entitled to all the rights, interests and benefits of the Collateral Agent hereunder.

[Signature pages follow]

IN WITNESS WHEREOF, the Grantors and the Collateral Agent have executed this Security Agreement as of the date first above written.

BANK ONE, NA,

as Collateral Agent

By: /s/ David T. McNeela

Title: Vice President

AI DEVELOPMENT GROUP, INC

By: /s/ Neil E. Schmidgall

Title: President

AI ENTERPRISES, INC.

By: /s/ William Meek

Title: Secretary

AMERICAN AUGERS, INC.

By: /s/ E. Stephen Jett

Title: Asst. Secretary

ASTEC FINANCIAL SERVICES, INC.

By: /s/ E. Stephen Jett

Title: Asst. Secretary

ASTEC HOLDINGS, INC.

By: /s/ E. Stephen Jett

Title: Asst. Secretary

ASTEC, INC.

By: /s/ E. Stephen Jett

Title: Asst. Secretary

ASTEC INDUSTRIES, INC.

By: /s/ E. Stephen Jett

Title: Asst. Secretary

ASTEC INVESTMENTS, INC.

By: /s/ E. Stephen Jett

Title: Asst. Secretary

ASTEC SYSTEMS, INC.

By: /s/ E. Stephen Jett

Title: Asst. Secretary

ASTEC TRANSPORTATION, INC.

By: /s/ E. Stephen Jett

Title: Asst. Secretary

BREAKER TECHNOLOGY, INC.

By: /s/ E. Stephen Jett

Title: Asst. Secretary

CARLSON PAVING PRODUCTS, INC.

By: /s/ E. Stephen Jett

Title: Asst. Secretary

CEI ENTERPRISES, INC.

By: /s/ E. Stephen Jett

Title: Asst. Secretary

HEATEC, INC.

By: /s/ E. Stephen Jett

Title: Asst. Secretary

JOHNSON CRUSHERS INTERNATIONAL, INC.

By: /s/ E. Stephen Jett

Title: Asst. Secretary

KOLBERG-PIONEER, INC.

By: /s/ E. Stephen Jett

Title: Asst. Secretary

PRODUCTION ENGINEERED PRODUCTS, INC.

By: /s/ E. Stephen Jett

Title: Asst. Secretary

RI PROPERTIES, INC.

By: /s/ William Meek

Title: Secretary

ROADTEC, INC.

By: /s/ E. Stephen Jett

Title: Asst. Secretary

SUPERIOR INDUSTRIES OF MORRIS, INC.

By: /s/ E. Stephen Jett

Title: Asst. Secretary

TI SERVICES, INC.

By: /s/ William Meek

Title: Secretary

TELSMITH, INC.

By: /s/ E. Stephen Jett

Title: Asst. Secretary

TRENCOR, INC.

By: /s/ E. Stephen Jett

Title: Asst. Secretary